PROMISSORY NOTE


$40,000                                                          August 13, 1998

     FOR VALUE RECEIVED, the undersigned ("Payor") promises to pay to MILBRIGHT ESTATES LTD. ("Payee") the principal sum of Forty Thousand and 00/100 ($40,000) Dollars, together with interest at the rate of 11.5% per annum, on August 31, 1998. Payment of this note shall be made in lawful money of the United States of America at 319 Fifth Avenue, New York, New York 10016, or at such address or commercial bank within the United States of America as any holder of this Note may designate by notice to Payor not less than five (5) days prior to the date when this Note is due and payable.

     This Note may be prepaid.

     The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

     (A) The Payor shall fail to pay when due the principal or interest payable hereunder.

     (B) The undersigned hereby forever waives presentment, demand, protest, and/or notice of dishonor of the within note and the undersigned, and each of them, guarantees the payment of the said note at maturity and consents, without notice, to any and all extensions of time and/or terms of payment made by the holder of said note. In the event this right is exercised and this note is collected by suit or attorney, the maker and endorsers hereof agree to pay, in addition to the amount due, a sum equal to fifteen (15%) percent as collection and/or legal fees.

     (C) The Payor shall admit to its creditors its inability to pay its debts as they mature, or shall make an assignment for the benefit of its creditors.

     (D) Proceedings in bankruptcy, or for reorganization of the Payor, or for the readjustment of any of its debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by the Payor; or shall be commenced against the Payor and shall not be discharged within ninety (90) days of their commencement.

     (E) A receiver or trustee shall be appointed for the Payor or for any substantial part of its respective assets, or any proceedings shall be liquidated for the dissolution or the full or partial liquidation of the Payor and such receiver or trustee shall not be discharged within ninety (90) days of his appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the Payor shall discontinue its business or materially change the nature of its business.

     (F) The Payor shall suffer final judgments for payment of money aggregating in excess of $100,000 and shall not discharge the same within a period of thirty
(30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed.

     (G) If any payment due hereunder remains unpaid more than fifteen (15) days after the due date thereof, Payor shall pay to Payee a late charge equal to four (4%) percent of such overdue payment.

     (H) A default in that certain Promissory Note dated June 11, 1998 in the principal amount of $100,000 made by Payor to Milbright Estates Ltd.

     IN WITNESS WHEREOF, this Note has been duly executed and delivered by duly authorized officers of the Payor.


                                              ALCOHOL SENSORS INTERNATIONAL LTD.



                                              By:/s/ Joseph M. Lively
                                                 Its C.O.O.



ATTEST:


/s/ Janet DiBenedetto